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                                 MSR EXPLORATION LTD.

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                                   January 13, 1995


Banque Paribas
2121 San Jacinto Street
Suite 930
Dallas, Texas  75201

Attention:  Robert S. Bowers, II

    Re:  Warrant to Purchase Common Shares

Gentlemen:

    The purpose of this letter is to confirm the commitment of MSR Exploration, Ltd. to issue a warrant to purchase Common Shares to Banque Paribas, which warrant shall include the following terms and conditions:

    Number of Shares:   280,000.

    Exercise Price:     US$3.375 per share.

    Warrantholder:      Banque Paribas.

    Exercise Period:    Five years, commencing January 13, 1995.

    Anti-Dilution
    Provisions:         None.

    Registration
    Rights: One demand registration right exercisable during the warrant exercise period.

    If you have any questions, please feel free to call.

                             Yours very truly,

                             MSR Exploration, Ltd.



                             By:  /s/ Otto J. Buis
                                  ----------------
                                  Otto J. Buis
                                  Chairman and
                                  Chief Executive Officer